                                                                    EXHIBIT 8(d)


                                AMENDMENT NO. 3
                                       TO
                               CUSTODIAN CONTRACT


Pursuant to paragraph 17 of the Custodian Contract dated November 8, 1991, between AIM International Funds, Inc. (the "Fund") and State Street Bank and Trust Company (the "Custodian"), the Fund hereby requests that the Custodian render services as custodian to the following additional portfolios:

                 AIM Asia-Pacific Growth Fund
                 AIM European Capital Growth Fund

Please indicate acceptance of this addition by signing and returning this Amendment to our offices at Eleven Greenway Plaza, Suite 100, Houston, Texas 77046.



Effective Date: ________________________________, 1997


                                           AIM INTERNATIONAL FUNDS, INC.



Attest: ____________________               By:
                                              -------------------------------------------------------------
         Assistant Secretary                                President




                                           STATE STREET BANK AND TRUST COMPANY



Attest: _____________________              By:
                                              --------------------------------------------------------------
         Assistant Secretary                                Authorized Officer